Exhibit 99.1

FOR IMMEDIATE RELEASE

ELDORADO RESORTS ENTERS INTO DEFINITIVE AGREEMENT TO ACQUIRE

ISLE OF CAPRI CASINOS FOR $23 PER SHARE IN ACCRETIVE CASH AND

STOCK TRANSACTION VALUED AT $1.7 BILLION

Significantly Diversifies Eldorado’s Operations Geographically and Financially;

Combined Company will Own and Operate 20 Regional Gaming Facilities in Ten States

Reno, Nev. and St. Louis, Mo. (September 19, 2016) — Eldorado Resorts, Inc. (NASDAQ: ERI) (“Eldorado,” “ERI,” or “the Company”) and Isle of Capri Casinos, Inc. (NASDAQ: ISLE) (“Isle of Capri” or “Isle”) announced today that they have entered into a definitive merger agreement whereby Eldorado will acquire all of the outstanding shares of Isle of Capri for $23.00 in cash or 1.638 shares of Eldorado common stock, at the election of each Isle of Capri shareholder, reflecting total consideration of approximately $1.7 billion, inclusive of $929 million of long-term debt of Isle of Capri and its subsidiaries.  The exchange ratio for stock consideration to be issued in the merger is fixed and was determined based on Eldorado’s 30-trading day volume weighted average price as of September 18, 2016 of $14.04.  Elections are subject to proration such that the outstanding shares of Isle common stock will be exchanged for aggregate consideration comprised of 58% cash and 42% Eldorado common stock.  The transaction is expected to be immediately accretive to Eldorado’s free cash flow and diluted earnings per share, inclusive of identified cost synergies of approximately $35 million in the first year following the completion of the transaction and giving effect to Isle’s previously announced divestiture of Isle of Capri Casino Hotel Lake Charles.  The transaction consideration represents an approximate 36% premium over the closing share price of Isle of Capri on September 16, 2016.

Following the completion of the transaction, Eldorado will benefit from increased operational and geographic diversity as it will add thirteen casino—resorts to its portfolio, for a total of 20 properties in ten states.  After giving effect to the completion of the transaction and the sale of Isle of Capri Casino Hotel Lake Charles, the combined operations of Eldorado and Isle would have generated approximately $1.8 billion in revenue for the twelve months ended June 30, 2016.  Eldorado’s expanded property portfolio will feature approximately 20,800 slot machines and VLTs, more than 560 table games and over 6,500 hotel rooms.  No single market accounted for more than 15% of the combined entity’s Adjusted EBITDA for the twelve month periods ended the last day of the most recent fiscal quarter for each of Eldorado and Isle.

Gary Carano, Chairman and Chief Executive Officer of Eldorado, commented, “The acquisition of Isle of Capri represents a transformational growth opportunity for Eldorado and is a significant milestone in the successful ongoing execution of our long-term strategy to opportunistically expand our regional gaming platform through accretive acquisitions.  In the last two years we have created tremendous value for our shareholders as the scale of Eldorado Resorts will grow from two wholly-owned properties and a 50% interest in a third property in two markets in 2014 to 20 properties in ten states after completing the transaction.  Financially, the transaction is expected to be accretive to our operating results upon closing.  For the twelve month periods ended the last day of the most recent fiscal quarter for each of Eldorado and Isle, the revenues of the combined company were almost double Eldorado’s revenues on a standalone basis and combined Adjusted EBITDA was approximately $400 million, inclusive of the cost synergies we have identified.  Strategically, the combination builds the scale of our gaming operations and further diversifies the geographic reach of our operations without any overlap with our existing properties.

“We intend to implement our strategy of focusing on margin enhancement and customer service and experiences across the portfolio by marrying best practices from both companies.  Led by our proven gaming, hotel management and food and beverage teams with a long-term record of operating execution and M&A integration we believe that Eldorado Resorts will be positioned for long-term success.  Combining the assets, management, personnel, operations and other resources of these two organizations is expected to create substantial near- and long-term synergies.”

Eric Hausler, Chief Executive Officer of Isle of Capri, added, “We are pleased to reach this agreement with Eldorado Resorts, which provides Isle of Capri shareholders with substantial and immediate value, as well as the opportunity to participate in the upside potential of the combined company.  The premium value our shareholders will be receiving reflects the culmination of several years of hard work by many dedicated Isle of Capri employees and the determination and guidance of our Board of Directors in creating and driving value.  I am thankful for the hard work and dedication of our talented employees, and I am confident they will continue to make many valuable contributions as part of a larger and stronger organization.  I look forward to working closely with the Eldorado team to bring our companies together to realize the benefits of this compelling combination and ensure a smooth transition.”

Tom Reeg, President and Chief Financial Officer of Eldorado, concluded, “This acquisition marks further progress toward our goal of strategically expanding our property base to realize benefits of scale, increasing long-term strategic and financial flexibility, and driving shareholder value.  Our experience and success over the last two years in integrating the MTR assets and Silver Legacy and Circus Circus operations will serve us well as we add the Isle of Capri assets to our operating base.  With our experienced management team, operating discipline and return-focused approach to capital expenditures, we believe the acquisition of Isle of Capri offers a meaningful opportunity for Eldorado Resorts, our shareholders and Isle shareholders.  Notably, after giving effect to the transaction, the incurrence of debt to fund the cash portion of the purchase price, transaction expenses, and the expected first year cost synergies of $35 million, we expect our net leverage ratio to be approximately 5.1x at closing.  We plan to use the free cash flow expected to be generated by the combined company to reduce leverage and pursue future growth opportunities.”

Eldorado has received committed financing for the transaction totaling $2.1 billion from J.P. Morgan. The completion of the transaction is not subject to a financing contingency.

The transaction has been unanimously approved by the Boards of Directors of both Eldorado Resorts, Inc. and Isle of Capri Casinos, Inc.  The transaction is subject to approval of the stockholders of Eldorado Resorts and Isle of Capri, the approval of applicable gaming authorities, the expiration of the applicable Hart-Scott-Rodino waiting period and other customary closing conditions, and is expected to be consummated in the second quarter of 2017.  Certain stockholders of Eldorado and Isle of Capri who control approximately 24% and 35% of the outstanding shares of common stock of Eldorado and Isle of Capri, respectively, have signed agreements to vote in favor of the transaction.  Upon completion of the transaction, Eldorado and Isle of Capri shareholders will hold approximately 62% and 38%, respectively, of the combined company’s outstanding shares.  In addition, subject to mutual agreement by both companies, two members of the Isle of Capri Board of Directors will be designated as members of the Eldorado Board of Directors effective immediately following the closing of the transaction.

J.P. Morgan is acting as exclusive financial advisor and Milbank Tweed Hadley & McCloy LLP is acting as legal counsel to Eldorado in connection with the proposed transaction.  Credit Suisse is acting as exclusive financial advisor and Mayer Brown LLP is acting as legal counsel to Isle of Capri in connection with the proposed transaction.

Conference Call, Webcast, Investor Presentation

Eldorado Resorts and Isle of Capri will host a joint conference call today, Monday, September 19 at 8:30 a.m. ET to review the transaction and host a question and answer session.  To access the conference call, interested parties may dial (888) 461-2011 (domestic callers) or (719) 457-2659 (international callers).  The Conference ID Number is 8991337. Participants can also listen to a live webcast of the call from Eldorado’s website at http://www.eldoradoresorts.com/ or Isle of Capri’s website at http://www.islecorp.com/index.html.  During the conference call and webcast, management will review a presentation summarizing the proposed transaction which can be accessed at http://www.eldoradoresorts.com/.  A webcast replay will be available for 90 days following the live event at http://www.eldoradoresorts.com/.  Please call five minutes in advance to ensure that you are connected.  Questions and answers will be taken only from participants on the conference call.  For the webcast, please allow 15 minutes to register, download and install any necessary software.

About Eldorado Resorts, Inc.

Eldorado Resorts is a casino entertainment company that owns and operates seven properties in five states, including the Eldorado Resort Casino, the Silver Legacy Resort Casino and Circus Circus Resort Casino in Reno, NV; the Eldorado Resort Casino in Shreveport, LA; Scioto Downs Racino in Columbus, OH; Mountaineer Casino Racetrack & Resort in Chester, WV; and Presque Isle Downs & Casino in Erie, PA. For more information, please visit www.eldoradoresorts.com.

About Isle of Capri Casinos, Inc.

Isle of Capri Casinos, Inc. is a leading regional gaming and entertainment company dedicated to providing guests with an exceptional experience at each of the 14 casino properties that it owns or operates, primarily under the Isle and Lady Luck brands.  The Company currently operates gaming and entertainment facilities in Colorado, Florida, Iowa, Louisiana, Mississippi, Missouri, and Pennsylvania. More information is available at the Company’s website, www.islecorp.com.

Important Information for Investors and Stockholders

The information in this press release is not a substitute for the prospectus/proxy statement that Eldorado and Isle will file with the Securities and Exchange Commission (the “SEC”), which will include a prospectus with respect to shares of Eldorado common stock to be issued in the merger and a proxy statement of each of Eldorado and Isle in connection with the merger between Eldorado and Isle (the “Prospectus/Proxy Statement”). The Prospectus/Proxy Statement will be sent or given to the stockholders of Eldorado and Isle when it becomes available and will contain important information about the merger and related matters, including detailed risk factors. SECURITY HOLDERS OF ELDORADO AND ISLE ARE ADVISED TO READ THE PROSPECTUS/PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The Prospectus/Proxy Statement and other documents that will be filed with the SEC by Eldorado and Isle will be available without charge at the SEC’s website, www.sec.gov, or by directing a request when such a filing is made to (1) Eldorado Resorts, Inc. by mail at 100 West Liberty Street, Suite 1150, Reno, Nevada 89501, Attention: Investor Relations, by telephone at (775) 328-0112 or by going to the Investor page on Eldorado’s corporate website at www.eldoradoresorts.com; or (2) Isle of Capri Casinos, Inc. by mail at 600 Emerson Road, Suite 300, Saint Louis, Missouri 63141, Attention: Investor Relations, by telephone at (314) 813-9200, or by going to the Investors page on Isle’s corporate website at www.islecorp.com. A final proxy statement or proxy/prospectus statement will be mailed to stockholders of Eldorado and Isle as of their respective record dates.

The information in this press release is neither an offer to sell nor the solicitation of an offer to sell, subscribe for or buy any securities, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. This communication is also not a solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise. No offer of securities or solicitation will be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Proxy Solicitation

Eldorado and Isle, and certain of their respective directors, executive officers and other members of management and employees may be deemed participants in the solicitation of proxies in connection with the proposed transactions. Information about the directors and executive officers of Eldorado is set forth in the proxy statement for Eldorado’s 2016 annual meeting of stockholders and Eldorado’s 10-K for the year ended December 31, 2015. Information about the directors and executive officers of Isle is set forth in the proxy statement for Isle’s 2016 annual meeting of shareholders and Isle’s Form 10-K for the year ended April 24, 2016. Investors may obtain additional information regarding the interests of such participants in the proposed transactions by reading the prospectus/proxy statement for such proposed transactions when it becomes available.

Non-GAAP Measures

Adjusted EBITDA is a non-GAAP measurement.  Eldorado defines adjusted EBITDA operating income (loss) before depreciation and amortization, stock based compensation, (gain) loss on the sale or disposal of property, equity in income of unconsolidated affiliate, acquisition charges, S-1 expenses, severance expenses and other regulatory gaming assessments, including the impact of change in reporting requirements.

Isle defines Adjusted EBITDA as earnings from continuing operations before interest and other non-operating income (expense), income taxes, stock-based compensation, preopening expenses and depreciation and amortization.

Combined Adjusted EBITDA is based on the combination of Eldorado’s Adjusted EBITDA and Isle’s Adjusted EBITDA for the relevant periods.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the current expectations of Eldorado and Isle and are subject to uncertainty and changes in circumstances. These forward-looking statements include, among others, statements regarding the expected synergies and benefits of a potential combination of Eldorado and Isle, including the expected accretive effect of the merger on Eldorado’s results of operations; the anticipated benefits of geographic diversity that would result from the merger and the expected results of Isle’s gaming properties; expectations about future business plans, prospective performance and opportunities; required regulatory approvals; the expected timing of the completion of the transaction; and the anticipated financing of the transaction. These forward-looking statements may be identified by the use of words such as “expect,” “anticipate,” “believe,” “estimate,” “potential,” “should,” “will” or similar words intended to identify information that is not historical in nature. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. There is no assurance that the potential transaction will be consummated, and there are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. These risks and uncertainties include (a) the timing to consummate a potential transaction between Eldorado and Isle; (b) the ability and timing to obtain required regulatory approvals (including approval from gaming regulators and expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976) and satisfy or waive other closing conditions; (c) the ability to obtain the approval of stockholders of Eldorado and Isle; (d) the possibility that the merger does not close when expected or at all or that the companies may be required to modify aspects of the merger to achieve regulatory approval; (e) Eldorado’s ability to realize the synergies contemplated by a potential transaction; (f) Eldorado’s ability to promptly and effectively integrate the business of Eldorado and Isle; (g)  uncertainties in the global economy and credit markets and its potential impact on Eldorado’s ability to finance the transaction; (h) the outcome of any legal proceedings that may be instituted in connection with the transaction; (i) the ability to retain certain key employees of Isle; (j) the possibility of a material adverse change affecting Eldorado or Isle; (k) the possibility that the business of Eldorado or Isle may suffer as a result of the announcement of the transaction; (l) Eldorado’s ability to obtain financing on the terms expected, or at all; (m) changes in value of Eldorado’s common stock between the date of the merger agreement and the closing of the merger; and (n) the risk factors disclosed in Eldorado’s most recent Annual Report on Form 10-K, which Eldorado filed with the SEC on March 15, 2016 and the risk factors disclosed in Isle’s most recent Annual Report on Form 10-K, which Isle filed with the SEC on June 21, 2016, and in all reports on Forms 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission by Eldorado and Isle subsequent to the filing of their respective Form 10-K’s. Forward-looking statements reflect the analysis of management of Eldorado and Isle as of the date of this release. Eldorado and Isle do not undertake to revise these statements to reflect subsequent developments, except as required under the federal securities laws. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Eldorado Resorts Contacts:

Thomas Reeg	Joseph N. Jaffoni, Richard Land
President and Chief Financial Officer	JCIR
Eldorado Resorts, Inc.	(212) 835-8500
(775) 328-0112	eri@jcir.com
investorrelations@eldoradoresorts.com

Isle of Capri Contacts:

Eric Hausler	Jill Alexander
Chief Executive Officer	Senior Director of Corporate Communication
(314) 813-9205	(314) 813-9368